EXHIBIT 11

                   CINCINNATI MILACRON INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                                  (UNAUDITED)

                                                      (In thousands, except
                                                        per-share amounts)

                                                          12 Weeks Ended
                                                       ----------------------
                                                       March 25,     March 26,
                                                         1995          1994
                                                       --------      --------
Net earnings . . . . . . . . . . . . . . . . . . . .    $13,044       $ 4,984
Less preferred dividends . . . . . . . . . . . . . .        (60)          (60)
                                                        -------       -------
  Net earnings available
    to common shareholders . . . . . . . . . . . . .    $12,984       $ 4,924
                                                        =======       =======
Primary
  Average number of shares outstanding . . . . . . .     33,757        33,562
  Add dilutive effect of stock options
    based on treasury stock method . . . . . . . . .        379           452
                                                        -------       -------
      Total. . . . . . . . . . . . . . . . . . . . .     34,136        34,014
                                                        =======       =======
        Per share amount . . . . . . . . . . . . . .    $   .38       $   .14
                                                        =======       =======
Fully diluted
  Average number of shares outstanding . . . . . . .     33,757        33,562
  Add dilutive effect of stock
    options based on treasury
    stock method . . . . . . . . . . . . . . . . . .        379           467
                                                       --------       -------
      Total. . . . . . . . . . . . . . . . . . . . .     34,136        34,029
                                                       ========       =======
        Per share amount . . . . . . . . . . . . . .   $    .38       $   .14
                                                       ========       =======


Note: This computation is required by Regulation S-K, Item 601, and is filed as an exhibit under Item 6 of Form 10-Q.